UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 7, 2013

_____________________________________________________________________

KNIGHT TRANSPORTATION, INC.
(Exact name of registrant as specified in its charter)

Arizona	001-32396	86-0649974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5601 W. Buckeye Road, Phoenix, AZ	85043
(Address of principal executive offices)	(Zip Code)

(602) 269-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements of Certain Officers

On February 7, 2013, the compensation committee of the Board of Directors ("the "Board") of Knight Transportation, Inc., an Arizona corporation (the "Company"), approved awards of long-term incentive compensation, in the form of restricted stock units ("RSUs"), to two of the Company's named executive officers (as well as other employees), as set forth in the following table:

Name and Title	Number of RSUs Granted
David A. Jackson,	13,000
President

Adam Miller,	8,000
Chief Financial Officer, Secretary and Treasurer

The RSUs were awarded in accordance with the Knight Transportation, Inc. 2012 Equity Compensation Plan (the "Equity Plan") and are subject to the terms, conditions and restrictions provided in each respective named executive officer's stock grant agreement.  Each RSU award will be issued on February 28, 2013, will vest annually during a five-year vesting period in equal increments of 20%, beginning on January 31, 2014, and will become fully vested on January 31, 2018.  (The Equity Plan was incorporated by reference as Appendix A to the Company's Definitive Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 6, 2012.)

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective February 7, 2013, the Company's Board approved amendments to certain sections of the Company's Amended and Restated Bylaws (the "Amendments") to reflect the classified structure of the Board, limit the authority of the Board's Executive Committee and clarify other Bylaw provisions in accordance with current Company practice and applicable Arizona corporate law.  The Board also approved the amendment and restatement of the Bylaws of the Company, which shall be designated as the "2013 Amended and Restated Bylaws," so as to include the Amendments and make other conforming changes therein.

The Amendments included the following:
(i)
A revision to the shareholder meetings section to require that notice of any special meeting must be mailed to shareholders at least ten (10) days and not more than sixty (60) days prior to such meeting.  Previously, notice was required to be mailed at least ten (10) days and not more than fifty (50) days prior to any special meeting;

(ii)
Revisions to the Board section to allow for the staggered election of directors by class, specify that each director class shall have at least three (3) members and delete provisions previously implemented to facilitate the transition from the former practice of electing all directors to the current class election standard (such transitional provisions are no longer necessary);

(iii) The inclusion of a provision that enables the Chairman to call a special meeting of the Board whenever the Chairman deems it proper to do so or when requested to do so by a majority of the Board;

(iv)
The inclusion of provisions that allow the Board to (A) elect one or more Vice Chairs to assist the Chairman and preside, with the Chairman's consent, over Board meetings and (B) designate a director as Vice Chair to serve in the Chairman's absence;

(v)
The addition of provisions that limit the authority of the Executive Committee of the Board.  Specific powers are excluded and are not conferred to the Executive Committee pursuant to current applicable Arizona corporate law;

	(vi)	Revisions to the Board committees sections to eliminate the maximum number of directors that may serve on each committee;
(vii)
A revision to the director vacancies section to clarify that when a director is appointed to fill a vacancy, that director will stand for election at the next meeting of shareholders to be voted upon for the remainder of the term for the class to which the director was appointed;

(viii)
The inclusion of additional communication methods through which directors may provide written consent to any Board or Board committee action taken without a meeting.  E-mail or other electronic transmissions expressing a director's approval of any such actions now constitute written consent for all purposes and will be incorporated into the minutes;

(ix)
Revisions to the provisions that establish the offices of Chairman and Vice Chair, Chief Executive Officer, President, Vice President, Secretary, Chief Financial Officer and Treasurer and other officers.  Officer descriptions and duties were revised to conform with current Company practices; and

(x)
A revision to the indemnification section to allow the Company to indemnify a director who serves, at the Company's request, as an officer or director of a Company affiliate or unrelated entity.  An additional section was also included to extend indemnification rights to Company officers.  Previously, indemnification was limited to only directors and their service in an officer capacity.

The descriptions of the Amendments contained herein are qualified in their entirety by the complete text of the 2013 Amended and Restated Bylaws of Knight Transportation, Inc. attached to this Form 8-K as Exhibit 3 and incorporated by reference into this Item 5.03.

Item 8.01	Other Events.

On Thursday, February 7, 2013, the Company issued a press release announcing that its Board of Directors has declared a quarterly cash dividend of $0.06 per share of common stock.  The dividend is payable to the Company's shareholders of record as of March 1, 2013, and is expected to be paid on March 29, 2013.  A copy of the press release is attached to this report as Exhibit 99.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

	EXHIBIT NUMBER	EXHIBIT DESCRIPTION

	3	2013 Amended and Restated Bylaws of Knight Transportation, Inc.
	99	Knight Transportation, Inc. press release dated February 7, 2013, announcing quarterly cash dividend

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KNIGHT TRANSPORTATION, INC.

Date: February 13, 2013	By:	/s/ David A. Jackson
David A. Jackson
President

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

3	2013 Amended and Restated Bylaws of Knight Transportation, Inc.
99	Knight Transportation, Inc. press release dated February 7, 2013, announcing quarterly cash dividend